EXHIBIT 10.2
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“the Agreement”) dated as of February 8, 2008 made by and between First Real Estate Investment Trust of New Jersey, a New Jersey real estate business trust (hereinafter “FREIT”), and Rotunda 100, LLC, a New Jersey limited liability company (hereinafter “Rotunda 100”).

Preliminary Statement

WHEREAS, Grande Rotunda, LLC (the “LLC”) is a Maryland limited Liability Company consisting of FREIT as the Managing Member and Rotunda 100, as the Limited Member;

WHEREAS, FREIT is the owner of 60% of the “Percentage Interests” in the LLC and Rotunda 100 is the owner of 40% of the “Percentage Interests” in the LLC; the term Percentage Interest being defined in the Operating Agreement of the LLC; and

WHEREAS, the LLC is the owner of a mixed use retail complex located in Baltimore, Maryland known as the “The Rotunda ” (the "Premises”); and

WHEREAS, the LLC is obligated to Bank of America (the “lender”) pursuant to a Promissory Note (the "Note") in an amount of Twenty Two Million Five Hundred Thousand Dollars ($22,500,000.00) (the “loan”), the proceeds of which were used to acquire the Premises; and

WHEREAS, as a condition precedent of the granting of the Loan, the Lender required FREIT to execute certain guarantees and indemnifications related to the Loan as evidenced by the Note, and a certain Guaranty Agreement of even date (all of the foregoing being, collectively referred to herein as the “Guaranty Documents”); and

WHEREAS, the Guaranty Documents have been executed and delivered to Lender by FREIT with FREIT’s  understanding that any loss or other costs incurred pursuant to the terms of the Guaranty Agreement will be borne sixty (60%) percent by FREIT and forty (40%) by Rotunda 100;

NOW THEREFORE, the parties hereto agree as follows:

Section 1.	Agreement of Indemnity.

(a)           Rotunda 100 hereby, irrevocably and unconditionally agrees to jointly and severally defend, indemnify and hold FREIT harmless from and against any and all claims, demands, causes of action, liabilities, losses, costs incurred by FREIT as a result of any and all action and enforcement of the Guaranty Documents to the extent of Rotunda 100’s forty percent (40%) share of the Percentage Interest in the LLC.

Section 2.	Term.

This Agreement shall remain in full force and effect so long as any of the parties hereto or their successors and assigns shall be liable to Lender under the Guaranty Documents.

Section 3.	Nature of Obligations.

The obligations of the Undersigned hereunder are primary obligations and such obligations shall be absolute and unconditional irrespective of any illegality, invalidity or unenforceability of or defect in any provision of the loan documents prepared in connection with the Loan or of any obligations of the LLC thereunder, the absence of any action to enforce the same, seek execution thereof (or the lack thereof), or any other circumstance affecting the LLC (whether or not within the control of the LLC or the Undersigned) which might otherwise constitute a defense available to, or discharge of, the warrantor or surety of any type.  This Agreement is a continuing one and all liabilities that apply or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

Section 4.	Independence of Obligations.

This Agreement and the obligations of the Undersigned hereunder may be enforced in full irrespective of the existence of the obligations (direct or contingent) of the Undersigned or any other person (including, without limitation, the LLC any other indemnitor or surety) under any other instrument or agreement in favor of Lender, as the case may be with respect to the obligations under the Loan or any other obligation.  No payment by the Undersigned or any other person under any other agreement shall under any circumstance diminish, or constitute a defense to, the Undersigned obligations hereunder until all obligations have been indefeasibly paid in full.

Section 5.	Miscellaneous.

(a)	Modification.

This Agreement may be modified only by an instrument in writing signed by the parties hereto.

(b)	Governing Law.

This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with, and be governed by, the laws of the State of New Jersey.

(c)	Descriptive Headings, etc.

The descriptive headings used in this Agreement are for convenience only and shall not be deemed to affect the meaning of construction of any provision hereof.

(d)	Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Undersigned and their respective successors, assigns, and distributes.

(e)	Waivers.

The Undersigned hereby waive presentment, demand, protest or notice of any kind in connection with this Agreement.

(f)	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but which together constitutes one and same instrument.

IN WITNESS WHEREOF, the Undersigned has caused this Agreement to be duly executed and executed as of the date first above written.

FIRST REAL ESTATE INVESTMENT
TRUST OF NEW JERSEY

By:	/s/ Donald Barney
Donald Barney, President

Rotunda 100, LLC

By:	/s/Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr., Managing Manager